SUB-ITEM 77H















The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2016 but held below that threshold as of February 29, 2016:















Fund

Shareholder





GMO US Treasury Fund

GMO SGM Major Markets Fund





GMO Special Opportunities Fund

GMO benchmark Free Fund





GMO Foreign Small Companies Fund

Merck & Co., Master Retirement Trust





GMO Core Plus Bond Fund

Neighborhood health Plan




































































































































































The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period
February 29, 2016 through August 31, 2016:















Fund

Shareholder





























GMO World Opportunity Overlay

JP Morgan Chase Bank AS DIR TTEE FOR THE





GMO World Opportunity Overlay

GMO Core Plus Bond Fund





GMO Global Focused Equity Fund

R Jeremy Grantham





GMO Global Focused Equity Fund

Benajmin Inker





GMO Core Plus Bond Fund

The Northern Trust Company as Trustee fbo Mayo Foundation
A/C# 26-07633 USB